Exhibit 99.3

RISK FACTORS

Investing in our common stock involves risks, including the risks described below, that are specific to our shares of common stock and risks that could affect us, our business and our industry. Before purchasing any shares of our common stock, you should consider carefully the risks and other information set forth in a prospectus supplement and the attached prospectus pursuant to which we offer common stock, as well as the risks described in the documents incorporated by reference in the prospectus supplement and the attached prospectus, including those set forth under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2007.

There can be no assurance that recently enacted legislation authorizing the U.S. government to purchase large amounts of illiquid mortgages and mortgage-backed securities from financial institutions will help stabilize the U.S. financial system.

On October 3, 2008, President Bush signed into law the Emergency Economic Stabilization Act of 2008 (the “EESA”). The legislation was the result of a proposal by Treasury Secretary Henry Paulson to the U.S. Congress on September 20, 2008 in response to the financial crises affecting the banking system and financial markets and going concern threats to investment banks and other financial institutions. Pursuant to the EESA, the U.S. Treasury will have the authority to, among other things, purchase up to $700 billion of mortgages, mortgage-backed securities and certain other financial instruments from financial institutions for the purpose of stabilizing and providing liquidity to the U.S. financial markets. There can be no assurance, however, as to the actual impact that the EESA will have on the financial markets, including the extreme levels of volatility and limited credit availability currently being experienced. The failure of the EESA to help stabilize the financial markets and a continuation or worsening of current financial market conditions could materially and adversely affect our business, financial condition, results of operations, access to credit or the trading price of our common stock.

Difficult market conditions have adversely affected our industry.

Given the significance of our business in the United States, we are particularly exposed to downturns in the U.S. economy. Dramatic declines in the housing market over the past year, with falling home prices and increasing foreclosures, unemployment and under-employment, have negatively impacted the credit performance of mortgage loans and resulted in significant write-downs of asset values by financial institutions, including government-sponsored entities as well as major commercial and investment banks. These write-downs, initially of mortgage-backed securities but spreading to credit default swaps and other derivative and cash securities, in turn, have caused many financial institutions to seek additional capital, to merge with larger and stronger institutions and, in some cases, to fail. Reflecting concern about the stability of the financial markets generally and the strength of counterparties, many lenders and institutional investors have reduced or ceased providing funding to borrowers, including to other financial institutions. This market turmoil and tightening of credit have led to an increased level of commercial and consumer delinquencies, lack of consumer confidence, increased market volatility and widespread reduction of business activity generally. The resulting economic pressure on consumers and lack of confidence in the financial markets has adversely affected our business, financial condition and results of operations. We do not expect that the difficult conditions in the financial markets are likely to improve in the near future. A worsening of these conditions would likely exacerbate the adverse effects of these difficult market conditions on us and others in the financial institutions industry. In particular, we may face the following risks in connection with these events:

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We expect to face increased regulation of our industry, including as a result of the EESA. Compliance with such regulation may increase our costs and limit our ability to pursue business opportunities.

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Market developments may affect consumer confidence levels and may cause declines in credit card usage and adverse changes in payment patterns, causing increases in delinquencies and default rates, which we expect could impact our charge-offs and provision for credit losses.

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Our ability to assess the creditworthiness of our customers may be impaired if the models and approaches we use to select, manage, and underwrite our customers become less predictive of future behaviors.

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The process we use to estimate losses inherent in our credit exposure requires difficult, subjective, and complex judgments, including forecasts of economic conditions and how these economic predictions might impair the ability of our borrowers to repay their loans, which may no longer be capable of accurate estimation which may, in turn, impact the reliability of the process.

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Our ability to borrow from other financial institutions or to engage in securitization funding transactions on favorable terms or at all could be adversely affected by further disruptions in the capital markets or other events, including actions by rating agencies and deteriorating investor expectations.

•	Competition in our industry could intensify as a result of the increasing consolidation of financial services companies in connection with current market conditions.

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We may be required to pay significantly higher Federal Deposit Insurance Corporation premiums because market developments have significantly depleted the insurance fund of the FDIC and reduced the ratio of reserves to insured deposits.

Current levels of market volatility are unprecedented.

The capital and credit markets have been experiencing volatility and disruption for more than 12 months. In recent weeks, the volatility and disruption has reached unprecedented levels. In some cases, the markets have produced downward pressure on stock prices and credit availability for certain issuers without regard to those issuers’ underlying financial strength. If current levels of market disruption and volatility continue or worsen, there can be no assurance that we will not experience an adverse effect, which may be material, on our ability to access capital and on our business, financial condition and results of operations.

The soundness of other financial institutions could adversely affect us.

Our ability to engage in routine funding transactions could be adversely affected by the actions and commercial soundness of other financial institutions. Financial services institutions are interrelated as a result of trading, clearing, counterparty or other relationships. We have exposure to many different industries and counterparties, and we routinely execute transactions with counterparties in the financial industry, including brokers and dealers, commercial banks, investment banks, mutual and hedge funds, and other institutional clients. As a result, defaults by, or even rumors or questions about, one or more financial services institutions, or the financial services industry generally, have led to market-wide liquidity problems and could lead to losses or defaults by us or by other institutions. Many of these transactions expose us to credit risk in the event of default of our counterparty or client. In addition, our credit risk may be exacerbated when the collateral held by us cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure due us. There is no assurance that any such losses would not materially and adversely affect our results of operations.

Any reduction in our credit rating could increase the cost of our funding from the capital markets.

Although our long-term debt is currently rated investment grade by the major rating agencies, the ratings of that debt have been downgraded during 2008 by all of the major rating agencies. These rating agencies regularly evaluate us and their ratings of our long-term debt are based on a number of factors, including our financial strength as well as factors not entirely within our control, including conditions affecting the financial services industry generally. In light of the difficulties in the financial services industry and the financial markets, there can be no assurance that we will maintain our current ratings. Our failure to maintain those ratings could adversely affect the cost and other terms upon which we are able to obtain funding and increase our cost of capital.

We may fail to realize all of the anticipated benefits of a merger with Merrill Lynch & Co., Inc.

On September 15, 2008, we announced that we had entered into an Agreement and Plan of Merger, dated as of September 15, 2008, with Merrill Lynch & Co., Inc. (“Merrill Lynch”). Pursuant to the merger agreement, our newly-formed wholly-owned merger subsidiary will, subject to the terms and conditions of the merger agreement, merge into Merrill Lynch (the “Merrill Lynch merger”), with Merrill Lynch continuing as the surviving entity and our wholly-owned subsidiary. Completion of the Merrill Lynch merger is subject to certain customary conditions, including, among others, approval of the stockholders of both Bank of America and Merrill Lynch and receipt of regulatory approvals.

If the Merrill Lynch merger is completed, its success will depend, in part, on our ability to realize the anticipated benefits and cost savings from combining the businesses of Bank of America and Merrill Lynch. However, to realize these anticipated benefits and cost savings, we must successfully combine the businesses of Bank of America and Merrill Lynch. If we are not able to achieve these objectives, the anticipated benefits and cost savings of the merger may not be realized fully or at all or may take longer to realize than expected.

Bank of America and Merrill Lynch have operated and, until the completion of the merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the merger. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of Merrill Lynch and Bank of America during such pre-merger transition period and for an undetermined period after consummation of the merger.

Many of the difficult market conditions that we face have adversely impacted Merrill Lynch as well.

Merrill Lynch and its business are subject to many of the same difficulties resulting from the market turmoil and tightening of credit as we are. Merrill Lynch has exposure to the mortgage market through securities, derivatives, loans and loan commitments, including CDOs and sub-prime mortgages or related securities, with respect to which Merrill Lynch has entered into credit derivatives with various counterparties, including financial guarantors. Like us, Merrill Lynch also faces counterparty risk. Valuation of these exposures will continue to be impacted by external market factors, including default rates, rating agency actions, and the prices at which observable market transactions occur and the continued availability of these transactions. Merrill Lynch’s ability to mitigate its risk by selling or hedging its exposures is also limited by the market environment, and its future results may continue to be materially impacted by the valuation adjustments applied to these positions. Many of the risks discussed above relating to the financial institutions industry, the difficult market conditions that exist in our industry, the volatility of the capital and credit markets and our credit risks apply to Merrill Lynch as well. Certain of these risks may have a differing impact, which in certain cases may be, or may have been, more adverse with respect to Merrill Lynch than with respect to us. In addition, Merrill Lynch may face risks in addition to those that we face.

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